Exhibit 10.1

Execution Version
AMENDMENT NO. 11 TO CREDIT AGREEMENT
(INCREMENTAL TERM B LOAN)

This AMENDMENT NO. 11 TO CREDIT AGREEMENT (this “Amendment”), dated as of January 19, 2024, is entered into by and among KBR, INC., a Delaware corporation (“KBR”), the Guarantors (as identified on the signature pages hereto, and together with the KBR, the “Loan Parties”), each Incremental Term B Lender (as defined below), and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
RECITALS
WHEREAS, the Borrowers, the Administrative Agent and certain banks and other financial institutions (to the extent of their Loans and Commitments under the Existing Credit Agreement as in effect immediately prior to giving effect to this Amendment, the “Existing Lenders”) are parties to that certain Syndicated Facility Agreement, dated as of April 25, 2018 (as previously amended, as amended hereby and as further amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement” and the Credit Agreement prior to giving effect to this Amendment being referred to as the “Existing Credit Agreement”), pursuant to which the Existing Lenders have extended certain revolving and term loan facilities to KBR;
WHEREAS, subject to the terms and conditions of the Existing Credit Agreement, and pursuant to Section 2.14 of the Existing Credit Agreement, KBR has requested that (a) the Lenders party hereto agree to provide an Incremental Term B Loan in an aggregate principal amount of $1,000,000,000 (the “Incremental Term B Loan”), which shall be used to (i) repay, refinance and/or replace the Term B Loans outstanding immediately prior to the Amendment No. 11 Effective Date (as defined below) under the Existing Credit Agreement (the “Existing Term B Loans”) and, which, if elected by the relevant Lenders, may be accomplished through a cashless rollover settlement pursuant to Section 2.02(f) of the Existing Credit Agreement, (ii) to optionally prepay a portion of the outstanding principal amount of Revolving Credit Loans under the Existing Credit Agreement (without any reduction of the Revolving Credit Commitments), and (iii) to pay accrued and unpaid interest and fees on the Existing Term B Loans and the Revolving Credit Loans being so repaid, and the fees and expenses due and owing in connection with this Amendment, and each of the Lenders with a commitment to the Incremental Term B Loan in the amount maintained separately with the Administrative Agent (such Lenders, the “Incremental Term B Lenders”) is willing to effect such Incremental Term B Loans, as provided in, and on the terms and conditions contained in, this Amendment and the Existing Credit Agreement and (b) the Existing Credit Agreement be amended in the manner provided herein (the transactions described in this paragraph, collectively, the “Transactions”).
NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to such terms in the Existing Credit Agreement or Amendment No. 8, as applicable.
2.Incremental Term B Loans. Subject to the terms and conditions hereof and in accordance with Section 2.14 of the Existing Credit Agreement:
(a)Making of Incremental Term B Loans. Each Incremental Term B Lender hereby severally agrees to make Incremental Term B Loans to KBR in an aggregate amount equal to $1,000,000,000 in a single drawing on the Amendment No. 11 Effective Date (as defined below), with each such Incremental Term B Lender making Incremental Term B Loans in the aggregate principal amount maintained separately with the Administrative Agent and each such Incremental Term B Lender’s “Applicable Percentage” with respect to the Incremental Term B Loans being the applicable percentage maintained separately with the Administrative Agent, on the terms and subject to the conditions set forth in this Amendment. A portion of the proceeds of the Incremental Term B Loans shall be used to repay, refinance and/or replace (including through a cashless rollover settlement pursuant to Section 2.02(f) of the Existing Credit Agreement as elected by any relevant Lender) the Existing Term B Loans, and otherwise to consummate the Transactions. Any Incremental Term B Loans borrowed and subsequently repaid or prepaid may not be reborrowed. For purposes of a Borrowing of Incremental Term B Loans, or a continuation of an Incremental Term B Loan, KBR shall use the Term B Facility Committed Loan Notice attached to this Amendment as Exhibit A.
(b)Incremental Term B Loans Provisions. The Incremental Term B Loans shall: (i) constitute Obligations, Incremental Term B Loans, Term B Loans, Term Loans and Loans under the Credit Agreement and the other Loan Documents and have all of the benefits thereof, (ii) be secured by the Collateral and rank pari passu in right of payment and security with the existing Loans under the Credit Agreement, (iii) be subject, mutatis mutandis, to the conforming changes and successor rate provisions (set forth in Amendment No. 8) that are applicable to the Term A-2 Loans under the Existing Credit Agreement and (iv) except as specifically provided in this Amendment, be subject to all the same terms and conditions (including, without limitation, (A) borrowing, conversion, continuation and prepayment terms and (B) prepayment rights and rights with respect to Events of Default) as the Existing Term B Loans under the Term B Facility and be referred to in the Credit Agreement as Term B Loans. The Incremental Term B Loans constitute term “B” loans and not term “A” loans, and each Incremental Term B Lender hereunder shall be a Term B Lender under the Credit Agreement, and the Term B Facility (as amended below) shall constitute a Term Facility. Notwithstanding, but without limiting, the foregoing:
(i)the following new definitions are added to the Credit Agreement in their proper alphabetical order:
“Amendment No. 11” means that certain Amendment No. 11 to Credit Agreement dated as of the Eleventh Amendment Closing Date.
“Eleventh Amendment Closing Date” means January 19, 2024
(ii)the definition of “Affected Facility SOFR Adjustment” shall be amended and restated to read as follows:
“ ‘Affected Facility SOFR Adjustment’ (a) with respect to the Term B Facility, with respect to both Daily Simple SOFR and Affected Facility Term SOFR, means 0.00%, and (b) with respect to each other Facility, with respect to both Daily Simple SOFR and Affected Facility Term SOFR, means 0.10%.”
(iii) the definition of “Maturity Date” shall be amended and restated to read as follows:
“ ‘Maturity Date’ means (a) with respect to the Revolving Credit Facility, November 18, 2026, (b) with respect to each Term A Facility, November 18, 2026, and (c) with respect to the Term B Facility, January 19, 2031; provided, however, that, in each case, if such date is not a Business Day, the relevant Maturity Date for such Facility shall be the immediately preceding Business Day.”
(iv) the definition of “Applicable Rate” shall be amended by deleting clause (a) of such definition and replacing it with the following in lieu thereof:
“(a) in respect of the Term B Facility, (i) from the Eleventh Amendment Closing Date to the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.02(b) for the fiscal quarter of the Borrower ending June 30, 2024, 1.25% per annum for Term B Loans bearing interest at Affected Facility Base Rate and 2.25% per annum for Term B Loans bearing interest at Affected Facility Term SOFR, and (ii) thereafter, the applicable percentage per annum set forth below determined by reference to the Consolidated Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

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Pricing Level	Consolidated Net Leverage Ratio	Affected Facility Term SOFR	Affected Facility Base Rate
1	> 2.00:1.00	2.25%	1.25%
2	< 2.00:1.00	2.00%	1.00%
”
(v)the definition of “Applicable Rate” shall be amended by deleting the paragraph at the end of such definition and replacing it with the following in lieu thereof:
With respect to the Term A-1 Facility, the Term A-2 Facility, the Term A-3 Facility, the Revolving Credit Facility, the Commitment Fee and the Term B Facility, any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, (a) upon the request of the Required Term A-1 Lenders, the Required Term A-2 Lenders, the Required Term A-3 Lenders and the Required Revolving Lenders, in the case of the Term A-1 Facility, the Term A-2 Facility, the Term A-3 Facility and the Revolving Credit Facility, the applicable Pricing Level 1 shall apply in respect of the Term A-1 Facility, the Term A-2 Facility, the Term A-3 Facility and the Revolving Credit Facility, and (b) upon the request of the Required Term B Lenders, in the case of the Term B Facility, the applicable Pricing Level 1 shall in apply in respect of the Term B Facility, in each case as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the date on which such Compliance Certificate is delivered. Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).
(vi) the definition of “ECF Prepayment Percentage” shall be amended and restated to read as follows:
“ ‘ECF Prepayment Percentage’ means, for any relevant fiscal year of the Borrower, (a) 50% if the Consolidated Leverage Ratio as of the last day of such fiscal year is greater than or equal to 3.50 to 1.00, (b) 25% if the Consolidated Leverage Ratio as of the last day of such fiscal year is less than 3.50 to 1.00 but greater than or equal to 3.00 to 1.00, and (c) 0% if the Consolidated Leverage Ratio as of the last day of such fiscal year is less than 3.00 to 1.00.”
(vii)clause (b)(iii) of the definition of “Excess Cash Flow” shall be amended and restated to read as follows:
“(iii) [reserved];”
(viii)the definition of “Term B Commitment” shall be amended and restated to read as follows:
“ ‘Term B Commitment’ means, as to each Term B Lender, its obligation to make Term B Loans to the Borrower pursuant to Section 2.01(b) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on (a) prior to the Eleventh Amendment Closing Date, on Schedule 2.01, (b) on and after the Eleventh Amendment Closing Date, a register separately maintained by the Administrative Agent, or (c) opposite such caption in the Assignment and Assumption pursuant to which such Term B Lender becomes a party hereto, as applicable, and in each case, as such amount may be adjusted from time to time in accordance with this Agreement. Term B Loans were advanced pursuant to the Term B Commitment on the Second Amendment Closing Date and on the Eleventh Amendment Closing, Date, and as of the Eleventh Amendment Closing Date, the remaining Term B Commitment is $0.”

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(ix)the definition of “Term B Facility” shall be amended and restated to read as follows:
“ ‘Term B Facility’ means, at any time, (a) on the Eleventh Amendment Closing Date, the aggregate amount of the Term B Commitments at such time as provided in Amendment No. 11, and (b) thereafter, the aggregate principal amount of the Term B Loans of all Term B Lenders outstanding at such time. The aggregate outstanding principal amount of the Term B Facility on the Eleventh Amendment Closing Date is $1,000,000,000.”
(x)Section 2.01(b) shall be amended and restated to read as follows:
“(b)    The Term B Borrowing. Subject to the terms and conditions set forth herein, each Term B Lender severally agrees to make a single loan in Dollars to KBR on the Eleventh Amendment Closing Date in an amount not to exceed such Term B Lender’s Term B Commitment. The Term B Borrowing shall consist of Term B Loans made simultaneously by the Term B Lenders in accordance with their respective Term B Commitments. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed. Term B Loans may be Affected Facility Base Rate Loans (as defined in Amendment No. 8) or Affected Facility Term SOFR Loans (as defined in Amendment No. 8) as further provided herein.”
(xi)Section 2.05(b)(i) shall be amended and restated to read as follows:
“(i)    Excess Cash Flow. Following the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2025, the Borrower shall prepay Term B Loans in an aggregate amount equal to:

(A)     the applicable ECF Prepayment Percentage of Excess Cash Flow for such fiscal year less

(B)    (x) the aggregate principal amount of Term Loans and/or Incremental Term Loans (in each case, to the extent applied to amortization payments due more than ninety (90) days after the date of such voluntary prepayment) and/or (to the extent accompanied by a permanent reduction of the Aggregate Revolving Credit Commitments in the same amount) Revolving Credit Loans prepaid pursuant to Section 2.05(a)(i) and (y) purchases of Loans pursuant to Section 10.06(h) (determined by the actual cash purchase price paid by such Person for any such purchase and not the par value of the Loans purchased by such Person), in each case for subclauses (x) and (y), during such fiscal year or, without duplication, after the end of such fiscal year but prior to the date on which the prepayment described in this clause (i) is required (such prepayments to be applied as set forth in clause (vi) below), and (z) the aggregate amount of cash that has been actually paid during the fiscal year with respect to which such prepayment is made (without duplication of any amounts previously deducted in a preceding payment) or is reasonably expected to be paid during the subsequent fiscal year (without duplication of any amounts to be deducted in a subsequent payment) by the Borrower or any of the Restricted Subsidiaries for Capital Expenditures, Permitted Acquisitions and other Investments not prohibited by this Agreement (including Investments in Joint Ventures and Minority Investments, but excluding Investments in cash and Cash Equivalents), but excluding (I) all Capital Expenditures, Permitted Acquisitions and other Investments to the extent funded with the proceeds of Indebtedness (other than extensions of credit under Revolving Credit Facility) and (II) Investments made utilizing the Cumulative Available Amount;

plus

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(C)    any amount deducted pursuant to clause (B)(z) above in a prior fiscal year as an amount reasonably expected to be paid during a subsequent fiscal year but not in fact so paid during such subsequent fiscal year.

Each prepayment pursuant to this clause (i) shall be made no later than the date that is five Business Days after the date on which financial statements are required to be delivered pursuant to Section 6.01(a) with respect to the fiscal year for which Excess Cash Flow is being calculated. Prepayment pursuant to this clause (i) shall not be required to be made following the repayment or prepayment, in full, of all of the Term B Loans.”
(xii)Section 2.05(c) shall be amended and restated to read as follows:
“(c)    Call Protection. In the event that, on or prior to the date that is six months after the Eleventh Amendment Closing Date, a Repricing Event (other than any Repricing Event made in connection with (i) a Change of Control, (ii) a sale of all or substantially all of KBR’s assets or (iii) a material acquisition (as determined by KBR acting in good faith), KBR shall pay to the Administrative Agent, (i) in the case of a Repricing Event described in clause (a) of the definition thereof, for the ratable account of each of the applicable Term B Lenders, a prepayment premium of 1.00% of the aggregate principal amount of the Term B Loans so prepaid, refinanced, substituted or replaced, and (ii) in the case of a Repricing Event described in clause (b) of the definition thereof, for the ratable account of each of the non-consenting Term B Lenders to the amendment, a fee equal to 1.00% of the aggregate principal amount of the applicable Term B Loans of such non-consenting Term B Lender outstanding immediately prior to such amendment. Such amounts shall be due and payable on the date of effectiveness of such Repricing Event.”
(xiii)Section 2.07(b) shall be amended and restated to read as follows:
“(b)    The Borrower shall repay to the Term B Lenders the aggregate principal amount of all Term B Loans in quarterly principal installments equal to 0.25% of the initial aggregate principal amount of the Term B Loans on the Eleventh Amendment Closing Date, subject to adjustment for any applicable Incremental Term Loan (which principal amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05), on the last Business Day of each March, June, September and December, commencing with the last Business Day of June 2024; provided, however, that the final principal repayment installment of the Term B Loans shall be repaid on the Maturity Date for the Term B Facility and in any event shall be in an amount equal to the aggregate principal amount of all Term B Loans outstanding on such date.”
(xiv)Section 2.14(a)(viii) shall be amended and restated to read as follows:
“(a) (viii)    each Incremental Term Loan shall (A) be pari passu in right of payment, prepayment, voting and/or security with the Term Loans (it being understood that during a Collateral Release Period, any Incremental Term Loan shall be unsecured), including sharing in mandatory prepayments under Section 2.05(b) pro rata with the Term Loans (unless agreed to be paid after the Term Loans by the Lenders providing such Incremental Term Loan), and (B) shall have an Applicable Rate or pricing grid as determined by the Lenders providing such Incremental Term Loans and the Borrower; provided that, in the case of any Incremental Term B Loan or Term B Loan Increase that is (v) denominated in US Dollars, (w) pari passu in right of payment and security with the Term B Loans then in existence, (x) broadly syndicated to banks and other investors, (y) not incurred in connection with a Permitted Acquisition or other Investment not prohibited herein, and (z) incurred on or prior to twenty-four (24) months after the Eleventh Amendment Closing Date, if the Applicable Rate in respect of such Incremental Term B Loan or Term B Loan Increase exceeds the Applicable Rate then in effect for the Term B Facility (or, if applicable, any prior Incremental Term B Loan) by more than 0.50% for each Type of Loan, then the Applicable Rate for the Term B Facility (including any prior Incremental Term B Loan) shall be increased so that the Applicable Rate in respect of the Term B Facility (and any prior

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Incremental Term B Loan) for each Type of Loan is equal to the Applicable Rate for the Incremental Term B Loan or Term B Loan Increase for each Type of Loan minus 0.50%; provided, further, solely for the purposes of this Section 2.14(a), in determining the Applicable Rate(s) applicable to each Incremental Term B Loans or Term B Loan Increase and the Applicable Rate(s) for the applicable Term B Facility (and any prior Incremental Term B Loan), (1) original issue discount (“OID”) or upfront fees (which shall be deemed to constitute like amounts of OID) payable by the Borrower to the Lenders under such Incremental Term B Loan, Term B Loan Increase or the Term B Facility (and any prior Incremental Term B Loan) in the initial primary syndication thereof shall be included (with OID being equated to interest based on assumed four-year life to maturity), (2) if any interest rate floor for such Incremental Term B Loan or Term B Loan Increase is greater than any floor for the Term B Facility (or any prior Incremental Term B Loan), the difference between such floor for such Incremental Term B Loan or Term B Increase and the Term B Facility (or any prior Incremental Term B Loan) shall be equated to an increase in the Applicable Rate to the extent an increase in the interest rate floor applicable to the Term B Facility (and/or any prior Incremental Term B Loan) would cause an increase in the interest rate then in effect thereunder, and in such case the interest rate floor (but not the Applicable Rate) applicable to the Term B Facility (or any prior Incremental Term B Loan) shall be increased by such increased amount, and (3) customary arrangement, ticking, unused line, amendment, consent, structuring, underwriting, or commitment fees payable to the Arrangers (or their respective affiliates) in connection with the Term B Facility (and any prior Incremental Term B Loan) or to one or more arrangers (or their affiliates) of any Incremental Term B Loan or Term B Loan Increase and other similar fees not paid by the Borrower generally to all lenders providing such Indebtedness shall be excluded.”
(xv)Section 6.11 shall be amended and restated to read in its entirety as follows:
“Use the proceeds of the Loans on or after the Closing Date, (a) with respect to proceeds of the Term B Facility advanced on the Eleventh Amendment Closing Date, (i) to repay outstanding Loans under the Revolving Credit Facility (without any reduction of the Revolving Credit Commitments), along with accrued and unpaid interest and fees, (ii) to repay, refinance and/or replace the Loans under the Term B Facility then outstanding immediately prior to the Eleventh Amendment Closing Date, along with accrued and unpaid interest and fees, and (iii) to pay fees and expenses in connection with Amendment No. 11, (b) with respect to proceeds of the Term A-1 Facility prior to the Amendment No. 7 Effective Date and the Term A-2 Facility, solely to fund completion payments required to be funded in connection with the completion of the Ichthys Project through the Ichthys Project Joint Ventures and/or for reimbursements for any such completion payments funded prior to the Closing Date, (c) with respect to the proceeds of the Term A-3 Facility, to repay outstandings under the Revolving Credit Facility on or about the Fifth Amendment Closing Date and to pay fees and expenses in connection with the Fifth Amendment, (d) with respect to the Revolving Credit Facility, to finance a portion of the Transactions and otherwise to provide ongoing working capital and for other general corporate purposes (including Permitted Acquisitions) not in contravention of any Law or of any Loan Document, (e) with respect to proceeds of the Term A-1 Facility on and after the Amendment No. 7 Effective Date, solely to refinance in full the Term A-1 Loans outstanding immediately prior to the Amendment No. 7 Effective Date and (f) with respect to the proceeds of the Term A-4 Facility, solely to repay outstanding Borrowings under the Revolving Credit Facility on or about the Tenth Amendment Closing Date.”
(xvi)subject to and upon the consent of all other Lenders not party to this Amendment (as of the date of obtaining such consents), the second proviso at the end of the first paragraph of Section 10.01 shall be amended and restated to read in its entirety as follows:
“and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuers in addition to the Lenders required above, affect the rights or duties of the L/C Issuers under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or

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duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) each Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; (vi) in order to implement any ESG Amendment, this Agreement and the other Loan Documents may be amended in accordance with Section 2.19 with only the consent of KBR and the Sustainability Coordinators; and (v) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by KBR and the Administrative Agent to cure any ambiguity, omission, mistake, defect, inconsistency, obvious error or technical error (as reasonably determined by the Administrative Agent and the Borrower), or to effect any necessary or desirable technical change.”
(c)Interest on Incremental Term B Loans.
(i)Subject to the provisions of the Credit Agreement with respect to default interest, the Incremental Term B Loans shall bear interest on the outstanding principal amount thereof from the date when made at a rate per annum equal to Affected Facility Term SOFR or the Affected Facility Base Rate, as the case may be, plus the “Applicable Rate” as defined in the Credit Agreement (as amended pursuant to clause (b) above). Each reference to “Applicable Rate” in the Credit Agreement when used with respect to Term B Loans shall be deemed to refer to the Applicable Rate (after giving effect to this Amendment).
(ii)Interest on each Term B Loan that is a Term B Loan bearing interest at Affected Facility Term SOFR shall be due and payable in arrears on each Affected Facility Interest Payment Date applicable thereto and at such other times as may be specified in the Credit Agreement; provided, that any prepayment of any such Term B Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05 of the Credit Agreement. Interest on each Term B Loan that is a Term B Loan bearing interest at Affected Facility Base Rate shall be due and payable in accordance with the payment of interest on such Term B Loans under the Credit Agreement. Interest on the Term B Loans shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any debtor relief law.
3.Representations and Warranties. By its execution hereof, each Loan Party hereby represents and warrants to the Administrative Agent and the Term B Lenders as follows:
(a)the execution, delivery and performance by such Loan Party of this Amendment have been duly authorized by all necessary corporate or other organizational action and do not and will not (i) contravene the terms of any of such Loan Party’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any Contractual Obligation to which such Loan Party is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject; or (iii) violate any applicable Law, except, in the cases of clause (ii) and (iii) as could not reasonably be expected to have a Material Adverse Effect;
(b)this Amendment has been duly executed and delivered by each Loan Party, and constitutes a legal, valid and binding obligation of each Loan Party (and the Credit Agreement, as amended hereby, and each other Loan Document constitutes the legal, valid and binding obligation of each Loan Party party thereto), in each case enforceable against each Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;
(c)before and after giving effect to this Amendment (including the incurrence of the Term B Loans), the representations and warranties of each Loan Party contained in Article V of the Credit Agreement and each other Loan Document are true and correct in all material respects (or, with respect to

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representations and warranties modified by materiality standards, in all respects) on and as of the Amendment No. 11 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, with respect to representations and warranties modified by materiality standards, in all respects) as of such earlier date, and except that for purposes of this clause (c), the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively; and
(d)before and after giving effect to this Amendment (including the incurrence of the Term B Loans), no Default exists.
4.Amendment No. 11 Effective Date.
(a)This Amendment (including the incurrence of the Incremental Term B Loans) will become effective on the first date (the “Amendment No. 11 Effective Date”) on which the following conditions precedent are satisfied:
(i)the Administrative Agent and the Incremental Term B Lenders shall have received, in form and substance reasonably satisfactory to them, each of the following:
(A)    counterparts of this Amendment duly executed by (1) each Loan Party, (2) the Administrative Agent, and (3) each Incremental Term B Lender;
(B)    (1) the documentation and other information with respect to each Loan Party that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Act, and (2) if KBR qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to KBR;
(C)    one or more certificates of a Responsible Officer of each Loan Party, each in form and substance reasonably satisfactory to the Administrative Agent and together with all attachments identified below, certifying in his/her capacity as such, as of the Amendment No. 11 Effective Date:
(1)     as to the accuracy of the representations and warranties set forth in Section 3 above;
(2)     that since December 31, 2022, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect;
(3)    that the resolutions or written consent adopted by such Loan Party approving or consenting to the Incremental Term B Loans and the Organization Documents (including all amendments thereto) of such Loan Party (A) have not been modified, amended, rescinded or replaced since such Organization Documents were last delivered and certified to the Administrative Agent and continue to be in full force and effect as of the Amendment No. 11 Effective Date or (B) are attached thereto and are true and correct copies thereof, in full force and effect as of the Amendment No. 11 Effective Date and, in the case of the certificate of formation or articles of incorporation or organization (as the case may be) under this clause (B), shall be certified (to the extent such certificates are routinely issued in such jurisdiction) as of a recent date by the appropriate Governmental Authority in such Loan Party’s jurisdiction of incorporation or formation;
(4)    that the attached document(s) and certification(s) as reasonably required by the Administrative Agent to evidence that such Loan Party is duly organized or formed, validly existing, in good standing (to the extent applicable)

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and qualified to engage in business in such Loan Party’s jurisdiction of incorporation or formation are true and correct copies thereof, in full force and effect as of the Amendment No. 11 Effective Date and certified by the appropriate Governmental Authority in such Loan Party’s jurisdiction of incorporation or formation (to the extent such certificates are routinely issued in such jurisdiction) as of a recent date prior to the Amendment No. 11 Effective Date reasonably satisfactory to the Administrative Agent; and
(5)    before and after giving effect to the incurrence of the Incremental Term B Loans and the other aspects of the Transactions, KBR and its Restricted Subsidiaries are in pro forma compliance with each of the financial covenants contained in Section 7.11 of the Existing Credit Agreement (but without any requirement for supporting calculations in respect thereof).
(D)    to the extent requested not later than two Business Days prior to the Amendment No. 11 Effective Date, the Administrative Agent shall have received notes (which shall constitute Term B Notes), if any, executed by KBR in favor of each Incremental Term B Lender requesting such Term B Notes; provided that any failure to request any such Term B Note in connection with the Amendment No. 11 Effective Date shall not limit the ability of any Incremental Term B Lender to request a Term B Note from time to time pursuant to the Credit Agreement;
(E)    opinions of counsel for KBR in each relevant jurisdiction (as agreed by KBR and the Administrative Agent), dated the Amendment No. 11 Effective Date and addressed to the Administrative Agent and the Incremental Term B Lenders, in form and substance reasonably acceptable to the Administrative Agent;
(ii)all fees and expenses required to be paid in connection with this Amendment (including (A) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and/or its Affiliates (including the reasonable and documented fees, disbursements and other out-of-pocket charges of counsel (subject to the limitations set forth in Section 10.04(a)(i) of the Credit Agreement)) and (B) all fees due pursuant to that certain Engagement Letter dated as of January 3, 2024 (as amended or otherwise modified) between BofA Securities, Inc., any other arrangers party thereto from time to time and KBR) shall have been paid (in the case of expenses, to the extent that KBR has received an invoice therefor at least three Business Days prior to the Amendment No. 11 Effective Date (without prejudice to any post-closing settlement of such fees, costs and expenses to the extent not so invoiced));
(iii)the Administrative Agent shall have received a Term B Loan Notice for the advance of the Incremental Term B Loans to occur on the Amendment No. 11 Effective Date, provided that if such notice requests that the Incremental Term B Loans be made on the Amendment No. 11 Effective Date as Incremental Term B Loans bearing interest at Affected Facility Term SOFR, such notice shall have been received at least one Business Day prior to the Amendment No. 11 Effective Date; and
(iv)on the Amendment No. 11 Effective Date, the proceeds of the Incremental Term B Loans shall be used to prepay in full the Existing Term B Loans.
(b)Each Incremental Term B Lender that has executed this Amendment and delivered it to the Administrative Agent shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required under this Section 4 to be consented to or approved by or acceptable or satisfactory to an Incremental Term B Lender unless the Administrative Agent shall have received notice from such Incremental Term B Lender prior to this Amendment being deemed effective by the Administrative Agent on the Amendment No. 11 Effective Date specifying its objection thereto.
(c)From and after the Amendment No. 11 Effective Date, the Credit Agreement is amended as set forth herein.

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(d)Except as expressly amended and/or waived pursuant hereto, the Existing Credit Agreement and each other Loan Document shall remain unchanged and in full force and effect and each is hereby ratified and confirmed in all respects, and any waiver contained herein shall be limited to the express purpose set forth herein and shall not constitute a waiver of any other condition or circumstance under or with respect to the Credit Agreement or any of the other Loan Documents.
(e)The Administrative Agent will notify KBR and the Lenders of the occurrence of the Amendment No. 11 Effective Date.
5.No Novation; Reaffirmation. Neither the execution and delivery of this Amendment nor the consummation of any other transaction contemplated hereunder is intended to constitute a novation of the Existing Credit Agreement, the Credit Agreement or of any of the other Loan Documents or any obligations thereunder. Each Loan Party (a) acknowledges and consents to all of the terms and conditions of this Amendment, including the Incremental Term B Loans constituting Loans and Obligations under the Credit Agreement, (b) confirms and affirms all of its obligations under the Loan Documents, (c) confirms and affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting as security for the payment and performance of the Obligations outstanding on the Amendment No. 11 Effective Date immediately prior to and immediately after the effectiveness of the amendments provided by this Agreement and any Obligations outstanding at any time under the Credit Agreement, and (d) agrees that this Amendment and all documents executed in connection herewith (i) do not operate to reduce or discharge any Loan Party’s obligations under the Loan Documents and (ii) in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents.
6.Miscellaneous.
(a)Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement and each other Loan Document are and shall remain in full force and effect. All references in any Loan Document to the “Credit Agreement” or “this Agreement” (or similar terms intended to reference the Credit Agreement) shall henceforth refer to the Credit Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.
(b)This Amendment shall be binding upon and inure to the benefit of the parties hereto, each other Incremental Term B Lender and each other Loan Party, and their respective successors and assigns.
(c)THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. WITHOUT LIMITING THE FOREGOING SENTENCE, THIS AMENDMENT IS SUBJECT TO THE PROVISIONS OF SECTIONS 10.14 AND 10.15 OF THE CREDIT AGREEMENT RELATING TO GOVERNING LAW, VENUE AND WAIVER OF RIGHT TO TRIAL BY JURY, THE PROVISIONS OF WHICH ARE BY THIS REFERENCE INCORPORATED HEREIN IN FULL.
(d)This Amendment may be in the form of an electronic record (in “.pdf” form or otherwise) and may be executed using electronic signatures, which shall be considered as originals and shall have the same legal effect, validity and enforceability as a paper record. This Amendment may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts shall be one and the same Amendment.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed Amendment which has been converted into electronic form (such as scanned into “.pdf” format), or an electronically signed Amendment converted into another format, for transmission, delivery and/or retention. This Amendment may not be amended except in accordance with the provisions of Section 10.01 of the Credit Agreement.

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(e)If any provision of this Amendment, the Existing Credit Agreement as amended hereby or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment, the Credit Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
(f)The Borrowers agree to pay in accordance with Section 10.04 of the Credit Agreement all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates in connection with the preparation, execution, delivery, administration of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities hereunder and thereunder.
(g)This Amendment shall constitute a “Loan Document” under and as defined in the Credit Agreement.
7.References. All references in any of the Loan Documents to the “Credit Agreement” shall mean the Credit Agreement as amended hereby, and as further amended, restated, supplemented or modified from time to time in accordance with the terms thereof.
8.Entire Agreement. This Amendment constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.
9.Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
10.CUSIP; Agents and Arrangers.  The cover page of the Credit Agreement shall be deemed to be amended (a) to replace the reference to “Term B Loan Facility CUSIP Number: 48242YAQ5” thereon with “Term B Loan Facility CUSIP Number: 48242YAU6” in lieu thereof and (b) list the following Lenders (or an Affiliate thereof) thereon with the respective titles set forth below with respect to this Amendment and the Incremental Term B Loans provided hereunder:

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Lender/Affiliate	Arranger Title	Agent Title
Bank of America, N.A.	Joint Lead Arranger & Joint Bookrunner	Administrative Agent
BNP Paribas Securities Corp.	Joint Lead Arranger & Joint Bookrunner	Co-Syndication Agent
Citigroup Global Markets Inc.	Joint Lead Arranger & Joint Bookrunner	Co-Syndication Agent
HSBC Securities (USA) Inc.	Joint Lead Arranger & Joint Bookrunner	Co-Syndication Agent
PNC Capital Markets LLC	Joint Lead Arranger & Joint Bookrunner	Co-Syndication Agent
Truist Securities, Inc.	Joint Lead Arranger & Joint Bookrunner	Co-Syndication Agent
Capital One National Association	Joint Lead Arranger & Joint Bookrunner	Co-Documentation Agent
Citizens Bank, National Association	Joint Lead Arranger & Joint Bookrunner	Co-Documentation Agent
MUFG Bank, Ltd.	Joint Lead Arranger & Joint Bookrunner	Co-Documentation Agent
Regions Capital Markets	Joint Lead Arranger	Co-Documentation Agent
Standard Chartered Bank	Joint Lead Arranger	Co-Documentation Agent
Sumitomo Mitsui Banking Corporation	Joint Lead Arranger	Co-Documentation Agent

[Signature Pages Follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                LOAN PARTIES:

KBR, INC.,
a Delaware corporation, as KBR, a Borrower and a Guarantor
KELLOGG BROWN & ROOT LLC,
a Delaware limited liability company, as a Guarantor
KBR HOLDINGS, LLC,
a Delaware limited liability company, as a Guarantor
KBR OVERSEAS, INC.,
a Delaware corporation, as a Guarantor
KBR TECHNICAL SERVICES, INC.,
a Delaware corporation, as a Guarantor

By:	/s/ Stuart J. B. Bradie
Name:	Stuart J.B. Bradie
Title:	President & Chief Executive Officer

[Signature Page to Amendment No. 11 to Credit Agreement (Incremental Term B Loan)]

KBR ENGINEERING COMPANY, LLC, a Delaware limited liability company, as a Guarantor KBR CONSTRUCTION COMPANY, LLC, a Delaware limited liability company, as a Guarantor

By:	/s/ J. Jay Ibrahim
Name:	J. Jay Ibrahim
Title:	President, Sustainable Technology Solutions

[Signature Page to Amendment No. 11 to Credit Agreement (Incremental Term B Loan)]

KBR SERVICES, LLC,
a Delaware limited liability company, as a Guarantor
KBR WYLE SERVICES, LLC,
a Delaware limited liability company, as a Guarantor
GLOBAL LOGISTICS SUPPORT, LLC,
a Delaware limited liability company, as a Guarantor
WYLE INC.,
a Delaware corporation, as a Guarantor
3 MAST HOLDINGS, LLC,
a Virginia limited liability company, as a Guarantor
DEPENDABLE GLOBAL SOLUTIONS, LLC,
a Virginia limited liability company, as a Guarantor
KORD TECHNOLOGIES, LLC,
a Delaware limited liability company, as a Guarantor
TITUS GROUP, LLC,
a Virginia limited liability company, as a Guarantor
WINDJAMMER, LLC,
a Delaware limited liability company, as a Guarantor

By:	/s/ William Byron Bright
Name:	William Byron Bright
Title:	President, Government Solutions – U.S.

[Signature Page to Amendment No. 11 to Credit Agreement (Incremental Term B Loan)]

KBR DIEGO GARCIA, LLC, a Delaware limited liability company, as a Guarantor

By:	/s/ Doug Hill
Name:	Doug Hill
Title:	Chairman

[Signature Page to Amendment No. 11 to Credit Agreement (Incremental Term B Loan)]

TECHNICAL STAFFING RESOURCES, LLC, a Delaware limited liability company, as a Guarantor

By:	/s/ Sonia Galindo
Name:	Sonia Galindo
Title:	Executive Vice President, General Counsel & Corporate Secretary

[Signature Page to Amendment No. 11 to Credit Agreement (Incremental Term B Loan)]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Kyle D Harding
Name:	Kyle D Harding
Title:	Vice President

[Signature Page to Amendment No. 11 to Credit Agreement (Incremental Term B Loan)]

BANK OF AMERICA, N.A., as an Incremental Term B Lender

By:	/s/ Mukesh Singh
Name:	Mukesh Singh
Title:	Director

[Signature Page to Amendment No. 11 to Credit Agreement (Incremental Term B Loan)]

Incremental Term B Lenders electronic signatures on file with the Administrative Agent.

KBR, Inc.
Signature Pages
Amendment No. 11 to Credit Agreement (Incremental Term B Loan)

Exhibit A

FORM OF TERM B FACILITY COMMITTED LOAN NOTICE
(Term B Loans)
Date: ___________, 20__
To:    Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Syndicated Facility Agreement, dated as of April 25, 2018 (as previously amended, as amended hereby and as further amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among KBR, INC., a Delaware corporation (“KBR”), each Designated Borrower (as defined in the Credit Agreement), BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and the Lenders from time to time party thereto.

The undersigned hereby requests (select one)1:

[Term B Facility]

Indicate: Borrowing, Conversion or Continuation	Indicate: Borrower Name	Indicate: Requested Amount	Indicate: Affected Facility Term SOFR Loan or Affected Facility Base Rate Loan	For Affected Facility Term SOFR Loans Indicate: Affected Facility Interest Period (e.g., 1 or 3 month interest period)

The Borrowing, if any, requested herein complies with the requirements set forth in the Credit Agreement.
[BORROWER]
By:
Name: [Type Signatory Name]
Title: [Type Signatory Title]
1 Note to Borrower. For multiple borrowings, conversions and/or continuations for a particular facility, fill out a new row for each borrowing/conversion and/or continuation.
Exhibit A
(to Amendment No. 11 of KBR Inc.)